UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ACCESS WORLDWIDE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Access Worldwide Communications, Inc. on Wednesday, May 23, 2007, in Arlington, VA. Information about the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, members of management will report on the Company’s operations and respond to stockholder questions.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

Thank you for your continued support of Access Worldwide Communications, Inc. We look forward to seeing you on May 23, 2007.

Sincerely,

Shawkt Raslan Chairman, President and Chief Executive Officer

TABLE OF CONTENTS

Page

Notice of Meeting	i

Questions and Answers about the Annual Meeting and Voting	1

Proposal 1. Information Concerning the Election of Directors	3

Stock Ownership by Directors and Officers	4

Additional Information Concerning the Board of Directors and the Company	6

Director Compensation Table	8

Proposal 2. Approval of Independent Registered Public Accounting Firm	9

Proposal 3. Approval to amend and restate the Amended and Restated Certificate of Incorporation of the Company to effectuate an increase in the authorized shares of common stock from 40,000,000 shares to 100,000,000 shares	9

Proposal 4. Approval to amend and restate the Company’s Amended and Restated 1997 Stock Option Plan (the “Option Plan”) to (i) increase the number of shares of common stock available for grant thereunder from 1,929,000 to 2,500,000, (ii) to extend the Option Plan to May 1, 2017, and (iii) to change the name of the Option Plan to the 2007 Stock Option Plan	10

2006 Grants Under Option Plan	13

Report of the Audit Committee	14

Executive Officers	16

Executive Compensation: Compensation Discussion & Analysis	17

Compensation Committee Report	20

Executive Compensation:	21

Summary Compensation Table	21

Grants of Plan-Based Awards Table	22

Outstanding Equity Awards At Fiscal Year End	23

Potential Payments Upon Termination or Change In Control	24

Section 16(a) Beneficial Ownership Reporting Compliance	24

Certain Relationships and Related Person Transactions	24

Other Matters	25

Solicitation of Proxy	25

Stockholder Proposals and Nominations	25

Delivery of Documents To Security Holders Sharing an Address	25

Annex I – Amended and Restated Certificate of Incorporation	Annex I - 1

Annex II – 2007 Stock Option Plan	Annex II - 1

Proxy Card

Access Worldwide Communications, Inc.

Notice of 2007 Annual Meeting and Proxy Statement

1820 N. Fort Myer Drive

4th Floor

Arlington, Virginia 22209

April 30, 2007

Notice of Meeting

The 2007 Annual Meeting of shareholders of Access Worldwide Communications, Inc will be held at 1820 N. Fort Myer Drive, 4th Floor main conference room, on May 23, 2007, beginning at 11:00 a.m. The items of business are:

1.	Election of seven directors, each to serve a one year term.

2.	Ratification of the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.

3.	Approval to amend and restate the Amended and Restated Certificate of Incorporation of the Company to effectuate an increase in the authorized shares of common stock of the Company from 40,000,000 shares to 100,000,000 shares.

4.	Approval to amend and restate the Company’s amended and restated 1997 Stock Option Plan (the “Option Plan” or “Plan”) to (i) increase the number of shares of common stock available for grant thereunder from 1,929,000 to 2,500,000, (ii) to extend the Plan to May 1, 2017, and (iii) to change the name of the Option Plan to the 2007 Stock Option Plan.

The Board of Directors has fixed the close of business on March 28, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.

By order of the Board of Directors,

Mark Wright General Counsel and Secretary

Your Vote is Important

Whether or not you expect to attend the meeting, the Board of Directors urges you to promptly mark, sign and date the enclosed Proxy Card and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded at the meeting if you do not personally attend.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:	Because you are a stockholder of Access Worldwide Communications, Inc. (the “Company” or “Access Worldwide”) as of the record date and are entitled to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”), the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the Meeting.

Q:	What am I voting on?

A:	You are voting on four items:

1.	The Election of seven directors for a term of one year:

a.	Michael Dornemann

b.	Shawkat Raslan

c.	Orhan Sadik-Khan

d.	Carl Tiedemann

e.	Frederick Thorne

f.	Charles Henri Weil

g.	Alfonso Yuchengco, III

2.	Ratification of the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.

3.	Approval to amend and restate the Amended and Restated Certificate of Incorporation of the Company to effectuate an increase in the authorized shares of common stock of the Company from 40,000,000 shares to 100,000,000 shares.

4.	Approval to amend and restate the Company’s Amended and Restated 1997 Stock Option Plan (the “Option Plan” or “Plan”) to (i) increase the number of shares of common stock available for grant thereunder from 1,929,000 to 2,500,000, (ii) to extend the Plan to May 1, 2017, and (iii) to change the name of the Option Plan to the 2007 Stock Option Plan.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

1.	FOR each of the director nominees

2.	FOR approval of the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accounting firm for 2007

3.	FOR approval to amend and restate the Certificate of Incorporation

4.	FOR approval to amend and restate the 1997 Stock Option Plan

Q:	Will any other matters be voted on?

A:	We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to Mark Wright and Richard Lyew, as proxies, to vote on such matters in their discretion.

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on March 28, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

•

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, either complete and mail your proxy card, or vote by written ballot at the Meeting. If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific instructions by mail, telephone, or Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Meeting.

Q:	Is my vote confidential?

A:	Yes. It is the policy of the Company that all proxies, ballots and vote tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, offices and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a stockholder appear on a proxy card or other voting material.

Q:	Who will count the vote?

A:	Representatives of ADP Investor Communication Services, Inc. (“ADP”) will count the votes.

Q:	What is the quorum requirement?

A:	A majority of the outstanding shares determined on March 28, 2007, represented in person or by proxy at the Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 28, 2007, there were 17,679,065 shares outstanding.

Q:	What vote is required to approve each proposal?

A:	The proposals require the approving vote of at least a majority of the votes eligible to cast votes.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	returning a later-dated proxy card;

•	sending written notice of revocation to the Company’s General Counsel and Secretary; or

•	completing a written ballot at the meeting.

Q:	Who can attend the Annual Meeting?

A:	All Access Worldwide stockholders as of the close of business on March 28, 2007.

Q:	What do I need to do to attend the meeting?

A:	If you are a stockholder of record, you just need to bring a form of identification and your name will be checked against the holders of record. If you own shares in street name, you will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of our common stock and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy.

Q:	Where can I find the voting results from the Annual Meeting?

A:	We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on SEC Form 10-Q for the second quarter of 2007.

PROPOSAL 1

INFORMATION CONCERNING THE ELECTION OF DIRECTORS

(Item 1. On the Proxy Card)

The Board has nominated seven directors for election at the Meeting. Each director elected will serve until the next annual meeting of stockholders when his or her successor has been elected and qualified or until the director’s earlier resignation or removal. It is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the election of each of the nominees named below unless otherwise instructed on such proxy. In case any of the nominees are unable or decline to serve, the persons named in the accompanying proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board in his stead or, if no other person is so nominated, to vote such shares for the remaining nominees. The Board has no reason to believe that any person named below will be unable or will decline to serve.

Information concerning the nominees for election as directors is set forth below.

Shawkat Raslan, 55, has been Chairman of the Board, President and Chief Executive Officer of the Company since March 2002, and a director of the Company since May 1997. Since June 1983, Mr. Raslan has served as President and Chief Executive Officer of International Resources Holdings, Inc., an asset management and investment advisory service for international clients. Prior, he served as Vice President of Trans Arabian Investment Bank in Bahrain from 1980 to 1983. From 1976 to 1980, Mr. Raslan was with Turner International, a construction management company. Mr. Raslan currently serves as a director of the Tiedemann Investment Group, Investor Select and CF Global.

Michael Dornemann, 61, has been a director of the Company since June of 2004. Mr. Dornemann is an entertainment & marketing executive who has more than 30 years of corporate development, strategic advisory, advertising and media experience. In 2001, he founded and is President of Dornemann & Co., LLC, a media consulting firm. Earlier in his career, Mr. Dornemann spent 18 years in the New York, Munich, and Luxemburg offices of media conglomerate Bertelsmann AG where he was an executive Board member for 16 years.

Orhan Sadik-Khan, 77, has been a director of the Company since July 2002. Mr. Sadik-Khan is currently President of ADI Corporation, a management consulting firm and a director of Firecom, Inc., a fire-control business in New York. From 1986 to 2000, Mr. Sadik-Khan was a Managing Director of UBS PaineWebber, Inc., a wealth management company, and after his retirement he rejoined ADI Corporation, which he had founded 25 years earlier. For 13 years, Mr. Sadik-Khan worked at Norton Simon, Inc., a multinational consumer products and services company, as Senior Vice President and Head of Corporate Development. Mr. Sadik-Khan was also a founding shareholder of Nextel Communications, Inc., a nationwide provider of mobile telecommunications services.

Frederick Thorne, 71, has been a director of the Company since August 2003. Since 2002, Mr. Thorne has been the Principal in Frederick Thorne, LLC, a consulting company. Prior to that, he held a number of positions with Harbor Capital Management Co., Inc., the investment firm he founded in 1979. He started Harbor Capital as President, CEO and Director, and became Chairman and Chief Investment Officer in 1993. He remained at this position until Harbor Capital was sold to Fortis Investment Management, a European- based investment firm with global assets of 76.7 billion EUR. Previously, Mr. Thorne was President, Chief Executive Officer and Director of Phoenix Investment Counsel of Boston, Inc. Earlier in his career he was Chief Executive Officer and Director for John P. Chase, Inc. Mr. Thorne is a trustee, committee member or director for a number of colleges, organizations and institutes, including Bowdoin College, an independent, undergraduate liberal arts institution; the Massachusetts Eye and Ear Infirmary, a specialty hospital providing patient care for disorders of the eye, ear, nose, throat, head and neck; Northeast Health Systems, a network of hospitals, long-term care organizations, behavioral health services and clinicians; the World Peace Foundation, an operating foundation that advances the cause of peace; and the Pioneer Institute for Public Policy Research, an independent, non-partisan, privately funded research organization.

Carl Tiedemann, 79, has been a director of the Company since December 2002. Mr. Tiedemann has been the Chairman of the Tiedemann Investment Group, a private investment fund, since November 1980. Prior to founding Tiedemann Investment Group, Mr. Tiedemann had been with Donaldson, Lufkin & Jenrette, an investment bank and financial services provider, for eighteen years, serving as President (1975-1980) and Chairman of DLJ Securities (1966-1974), and remained as a Director of Donaldson, Lufkin & Jenrette until 1985. Mr. Tiedemann has served on the Board of Governors of the American Stock Exchange and on many committees of the Securities Industry Association.

Charles Henri Weil, 68, has been a director of the Company since August 2001. Mr. Weil has served as Chairman and Chief Executive Officer of Intergestion, an investment banking company based in France since 1989. From 1990 to 2000, Mr. Weil was also a self-employed financial consultant based in Paris, France. In addition to serving as a director of Access Worldwide, Mr. Weil serves as a director for Dawnay Day & Co. Ltd., an investment and advisory services company based in Great Britain, and Europeene de Distribution Luxembourg and Europeene des metaux Luxembourg, both industrial conglomerates located in Luxembourg.

Alfonso Yuchengco, III, 48, has been a director of the Company since March of 2005. Mr. Yuchengco has extensive experience in the financial services and the Business Process Outsourcing (“BPO”) industry. He is currently a Partner of Argosy Advisers, a boutique financial advisory firm and Vice-Chairman of NeoIT Philippines, a joint venture with NeoIT, a leading advisory firm on BPO in the United States. Mr. Yuchengco was previously Executive Vice Chairman and CEO of Rizal Commercial Banking Corporation, the fifth largest private domestic bank in the Philippines. Prior to that, he served as President and CEO of the Yuchengco family office which has investments in consumer finance, construction, power generation, and banana plantations. He has also served as Chairman, Vice-Chairman or Director on the Board of several companies involved in various industries from credit cards, automotive manufacturing and distribution, education, real estate, pharmaceutical and memorial parks. Mr. Yuchengco was also responsible for setting up joint ventures in the Philippines with The Honda Motor Co. Ltd., Isuzu Motors Ltd., and the Government Investment Corporation of Singapore.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” each of these seven nominees.

Stock ownership by Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock and the share units and share equivalents with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors and executive officers as a group as of March 28, 2007. As of March 28, 2007 there were 17,679,065 shares of common stock issued and outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

Name and Principal Position	Amount & Nature of Beneficial Ownership of Shares(1)	Right to Acquire within 60 days (# of Shares)		Percent (% Of Class)
Shawkat Raslan, Chairman, President and Chief Executive Officer	3,341,144	1,551,526	(2)	17.4%
Michael Dornemann, Director	1,756,363	646,500	(3)	9.6%
Orhan Sadik-Khan, Director	915,683	491,000	(4)	5.0%
Frederick Thorne, Director	787,919	525,000	(5)	4.3%
Carl Tiedemann, Director	1,593,292	945,000	(6)	8.6%
Charles Henri Weil, Director	1,240,939	626,000	(7)	6.8%
Alfonso Yuchengco III, Director	538,900	302,500	(8)	3.0%
Georges André, EVP and COO	379,408	228,500	(9)	2.1%
Jared (Ted) Jordan, SVP and CIO	88,126	73,300	(10)	*
Richard Lyew, EVP and CFO	61,746	40,000	(11)	*
Mark Wright, General Counsel	7,000	7,000	(12)	*
All director and executive officers as a group (11 persons)	10,710,520	5,436,326		46.3%

*	Indicates less than 1% percent.

(1)	The column “Amount & Nature of Beneficial Ownership,” includes all shares of Common Stock owned by the holder as well as column 2, which are shares that the individual/entity has the right to acquire within 60 days of the record date through the exercise of any stock option or other right.

(2)	Includes 351,526 shares that are subject to currently exercisable stock options; 800,000 convertible notes that have reached maturity, and 400,000 warrants that are currently exercisable.

(3)	Includes 16,500 shares that are subject to currently exercisable stock options; and 630,000 warrants that are currently exercisable.

(4)	Includes 41,000 shares that are subject to currently exercisable stock options; 200,000 convertible notes that have reached maturity, and 250,000 warrants that are currently exercisable.

(5)	Includes 25,000 shares that are subject to currently exercisable stock options; 300,000 convertible notes that have reached maturity, and 200,000 warrants that are currently exercisable.

(6)	Includes 45,000 shares that are subject to currently exercisable stock options; 400,000 convertible notes that have reached maturity, and 500,000 warrants that are currently exercisable.

(7)	Includes 51,000 shares that are subject to currently exercisable stock options; and 575,000 warrants that are currently exercisable.

(8)	Includes 20,000 shares that are subject to currently exercisable stock options; and 282,500 warrants that are currently exercisable.

(9)	Includes 98,500 shares that are subject to currently exercisable stock options; 50,000 convertible notes that have reached maturity, and 80,000 warrants that are currently exercisable.

(10)	Includes 73,300 shares that are subject to currently exercisable stock options.

(11)	Includes 40,000 shares that are subject to currently exercisable stock options.

(12)	Includes 7,000 shares that are subject to currently exercisable stock options.

Principal Holders of Stock

The following table sets forth information regarding beneficial owners of more than five percent (5%) of the outstanding shares of the Company’s common stock.

Name and Address	Amount & Nature of Beneficial Ownership (#)	Right to Acquire within 60 days (# of Shares)	Percent of Class
Ridfell Investments SA, Canelones 1090, Montevideo, Uruguay(1)	6,500,000	4,000,000	30.0%
S.G. Private Bank (Suisse), Ave. de Rumine 20, Case Postale 220, CH – 1001, Lausanne, Switzerland(2)	1,471,950	100,000	8.3%

(1)	This consists of 2,500,000 shares of common stock listed per the March 28, 2006 report from the Company’s transfer agent, 2,000,000 convertible notes presently convertible and 2,000,000 warrants presently exercisable. To the best of the Company’s knowledge, Ridfell has never filed any documents with the SEC.

(2)	S.G. Private Bank declared and voted 1,371,950 shares during the shareholder consent dated August 25, 2005. S.G. Private Bank also has 100,000 exercisable warrants.

ADDITIONAL INFORMATION CONCERNING THE BOARD

OF DIRECTORS OF THE COMPANY

There are currently seven members of the Board of Directors (the “Board”):

Shawkat Raslan

Michael Dornemann

Orhan Sadik-Khan

Frederick Thorne

Carl Tiedemann

Charles Henri Weil

Alfonso Yuchengco, III

The business and affairs of the Company are managed under the direction of the Board. The Board met nine (9) times during fiscal year ended December 31, 2006. Members of the Board are not required to attend the Company’s annual meeting. Mr. Henri-Weil attended 67% of all of the meetings of the Board and Committees on which he served, and the remainder of the Board members attended over 75% of all meetings, with an average attendance for all Board and Committee meetings of 93%.

Corporate Governance Guidelines and Code of Ethics

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), which sets forth a framework within which the Board, assisted by Committees, directs the affairs of the Company. The Guidelines address, among other things, the responsibilities and functions of the Board, membership and size of the Board, independence, compensation of Directors, and the establishment and participation in committees.

The Company has a Code of Business Conduct and Ethics, which sets forth the basic principles that guide the business conduct of the Company. The Company intends not only to comply with legal requirements but to conduct its business in accordance with a high level of honesty and integrity. Each officer, director and employee is expected to act in good faith and with integrity in the performance of their responsibilities and in compliance with all applicable laws, rules and regulations.

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are each available on the Company’s web site (www.accessww.com – under Investor Relations).

Committees

The Board has four standing committees to assist it in discharging its responsibilities: the Compensation Committee, the Audit Committee, the Capital and Finance Committee and the Nominating Committee.

Members of the Compensation Committee are:

Carl Tiedemann, Chairman

Michael Dornemann

Orhan Sadik-Khan.

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to compensation of the Company’s executive officers and other key employees of the Company, including salaries and bonuses. Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading, “Compensation Committee Report,” below. The members of the Compensation Committee are independent directors as defined under Rule 4200 of the NASDAQ Stock Market Inc.’s Marketplace Rules (“NASDAQ Rules”). The Compensation Committee also administers to the Company’s stock option plan (“Option Plan”) and determines the persons who are to receive awards, the number of shares subject to each award, and the exercise price. A copy of the Company’s Compensation Committee Charter is available on the Company’s web site at www.accessww.com. The Compensation Committee met two (2) times in 2006.

Members of the Audit Committee are:

Orhan Sadik-Khan, Chairman

Michael Dornemann

Frederick Thorne

The Audit Committee acts as a liaison between the Board and the independent accountants and is responsible for annually appointing and if it deems necessary, terminating the Company’s relationship with the independent accountants. The Board has determined the members of the Audit Committee meet the independence, education and experience requirements promulgated in accordance with the Sarbanes-Oxley Act of 2002 and the NASDAQ Rules. The Board has determined that Mr. Sadik-Khan is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1934, as amended. The Audit Committee reviews with the independent accountants the scope of their examination of the Company’s financial statements, the adequacy of internal accounting controls and otherwise performs the duties described in the Audit Committee charter. A copy of the Audit Committee Charter is available on the Company’s web site at www.accessww.com. The Audit Committee met four (4) times in 2006.

Members of the Capital and Finance Committee are:

Charles Henri Weil, Chairman

Michael Dornemann

Frederick Thorne

The Capital and Finance Committee reviews the financial condition of the Company so as to counsel the Board on the total financial resources, strength and capabilities of the Company and is authorized to explore and recommend various forms of financing and capital facilities. The Capital and Finance Committee did not meet during 2006.

Members of the Nominating Committee are:

Carl Tiedemann, Chairman

Frederick Thorne

Charles Henri Weil

The Nominating Committee is authorized to review, approve and recommend to the Board persons for election as directors. All of the members of the Nominating Committee are independent directors as defined under Rule 4200 of the NASDAQ Rules. Pursuant to the Nominating Committee Charter enacted September 14, 2004, and available on the Company’s web site at www.accessww.com, several months prior to the annual meeting of the stockholders, the committee identifies potential candidates and nominates candidates to the Board. The list is provided to the Board for its evaluation, and eventual vote. The committee initially looks to nominating its existing directors for re-election to the Board as appropriate or to other Director nominees proposed, as appropriate, by the members of the Board or business sources. The Nominating Committee considers the candidate’s qualifications including education, work experience, knowledge of the Company’s industries, membership on other board of directors and civic activities. All candidates will be reviewed in the same manner, regardless of the source of recommendation. The Nominating Committee met one (1) time in 2006.

Board of Directors Compensation

General

Non-employee directors of the Company are compensated for their participation on the Board as set forth below:

•	$4,000 for attending a Board meeting

•	$1,500 for attending a Board dinner

•	$1,000 for attending a Board meeting telephonically.

For each Nominating Committee or Capital and Finance committee meeting attended on a day other than the day of a full Board meeting, the committee members for these two committees and the Chairman of each committee receive the following fee:

•	$1,000 for attending in person

•	$500 for attending telephonically.

Fees for the Audit Committee members are as follows:

•	$2,000 for attending in person, Chairman

•	$1,500 for attending in person, members

•	$1,500 for attending telephonically, Chairman

•	$1,000 for attending telephonically, members

Fees for the Compensation Committee members are as follows:

•	$1,500 for attending in person, Chairman

•	$1,000 for attending in person, members

•	$1,000 for attending telephonically, Chairman

•	$500 for attending telephonically

The fees set forth above are paid both in cash and in shares (50% cash and 50% shares of Common Stock, valued on the day the meeting takes place).

New non-employee directors of the Company receive options to purchase 25,000 shares of Common Stock granted under the Company’s 1997 Stock Option Plan on the day they are elected or appointed to the Board. The option grants are valued on the day the new director is elected or appointed. These stock options vest evenly over three years and have a ten year term. If a Director ends his or her service, options cease to vest upon termination and all vested options must be exercised within ninety (90) days.

The Company does not provide retirement benefits to Directors.

Directors who are officers of the Company, or who receive other compensation from the company for services unrelated to their status as a member of the Board of Directors do not receive compensation for serving on the Board. All Directors are reimbursed for out-of-pocket expenses related to their duties as a member of the Board.

Director Compensation Table for 2006

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director who served on the Company’s Board of Directors for the fiscal year ended December 31, 2006. Mr. Raslan and Mr. Yuchengco, III do not receive Board fees given their lack of lack of independence.

Name	Fees Earned and Paid in Cash ($)	Fees Earned and paid in Common Stock Awards(1)		Total Compensation ($)(7)
Michael Dornemann	$14,500	$14,500	(2)	$29,000
Orhan Sadik-Khan	$15,750	$15,750	(3)	$31,500
Frederick Thorne	$12,000	$12,000	(4)	$24,000
Carl Tiedemann	$9,500	$9,500	(5)	$19,000
Charles Henri Weil	$6,000	$6,000	(6)	$12,000

(1)	The shares are priced at the closing price on the day earned (the meeting date) and valued pursuant to FAS 123R.

(2)	Represents 29,264 shares of common stock.

(3)	Represents 32,253 shares of common stock.

(4)	Represents 22,848 shares of common stock.

(5)	Represents 21,774 shares of common stock.

(6)	Represents 12,852 shares of common stock.

(7)	Director Compensation consists solely of cash and Common Stock

Director Stock Options Outstanding as of December 31, 2006 (Employee and Non-Employee Directors)

Name	Total Stock Options Outstanding
Shawkat Raslan, Chairman	479,440
Michael Dornemann	25,000
Orhan Sadik-Khan	45,000
Frederick Thorne	25,000
Carl Tiedemann	45,000
Charles Henri Weil	55,000
Alfonso Yuchengco, III	50,000

PROPOSAL 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2. on the Proxy Card)

Action will be taken with respect to the approval of the independent registered public accounting firm for the Company for the year 2007. The Audit Committee has selected Daszkal Bolton, LLP, subject to the approval of the stockholders. If the stockholders do not approve this selection, the Audit Committee will consider other independent registered public accounting firms.

A representative of Daszkal will be available at the meeting. Such representative, if he or she so desires, will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with Daszkal Bolton, LLP, please refer to the “Report of the Audit Committee” below.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Item 2, which approves the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accounting firm for 2007.

PROPOSAL 3

APPROVAL TO AMEND AND RESTATE THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF THE COMPANY TO EFFECTUATE AN INCREASE IN THE AUTHORIZED SHARES

OF COMMON STOCK OF THE COMPANY FROM 40,000,000 SHARES TO 100,000,000 SHARES

(Item 3. on the Proxy Card)

The Board of Directors has declared the amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) advisable and has directed that this proposal be submitted for consideration at the Annual Meeting. A form of Amended and Restated Certificate of Incorporation to the Company’s current Certificate of Incorporation is attached to this Proxy Statement as Annex I, and this summary of the provisions that will be amended and restated is qualified in its entirety by reference to Annex I, which you should read in its entirety.

The Company is presently authorized by its Certificate of Incorporation to issue up to 40,000,000 shares of Common Stock. As of December 31, 2006, approximately 17.3 million shares of Common Stock were issued and outstanding, and approximately 18.1 million shares of Common Stock have been reserved for issuance for purposes of conversion of outstanding convertible securities and stock options, leaving only approximately 4.6 million shares of Common Stock available for issuance. Consequently, the Company may not have a sufficient number of authorized shares of Common Stock available if necessary for future mergers and acquisitions, capital raising activities, stock splits and other legitimate corporate purposes.

If this proposal is approved by the stockholders, the Company’s current Certificate of Incorporation will be amended and restated to provide that the Company has the authority to issue up to 101,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, each with a par value of $0.01 respectively. The Company currently has the authority to issue 41,00,000 shares of stock, consisting of 39,500,000 shares of voting common stock, 500,000 shares of non-voting common stock, and 1,000,000 shares of Preferred Stock, each with a par value of $0.01. There are presently no shares of non-voting common stock outstanding.

Finally, if this proposal is approved by the stockholders, various ministerial changes will be made to the Company’s current Certificate of Incorporation. Additionally, previous amendments to the Company’s Certificate of Incorporation will be reflected in the newly Amended and Restated Certificate of Incorporation.

The Board believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock. This will provide flexibility with respect to future transactions, including acquisitions of other businesses where the Company would have the option to use its Common Stock (or securities convertible into or exercisable for Common Stock) as consideration (rather than cash), financing future growth, financing transactions, stock splits and other corporate purposes. Authorized but unissued shares of Common Stock may be used by the Company from time to time as appropriate and opportune situations arise.

Stockholders of the Company will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of Common Stock, except as may be required by law or regulation. Subject to law and regulations, the Board has the sole discretion to issue additional shares of Common Stock on such terms and for such consideration as may be determined by the Board. The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership of the present stockholders of the Company.

The Company has not proposed the increase to its authorized Common Stock with the intention of using the additional Common Stock for anti-takeover purposes, although the Company could theoretically use the additional stock in the future to make it more difficult or to discourage an attempt to acquire control of the Company. As of this date, the Company is unaware of any pending or threatened efforts to acquire control of the Company.

If the stockholders approve the proposal, the Amended and Restated Certificate of Incorporation will be filed with the State of Delaware’s Secretary of State, Division of Corporations (“Delaware’s Division of Corporations”) and the Company’s Amended and Restated Certificate of Incorporation as described above will be effective upon the filing date of the Amended and Restated Certificate of Incorporation with the Delaware’s Division of Corporations.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” approval of the amendment and restatement of the Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000. If the stockholders do not approve the amendment and restatement, the amendment and restatement will not go into effect and the Board of Directors will consider whether to adopt an alternative arrangement based on the needs of the Company.

PROPOSAL 4

APPROVAL TO AMEND AND RESTATE THE COMPANY’S AMENDED AND RESTATED 1997 STOCK OPTION PLAN (THE “OPTION PLAN”) TO (I) INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT THEREUNDER FROM 1,929,000 TO 2,500,000, (II) TO EXTEND THE OPTION PLAN TO MAY 1, 2017, AND (III) TO CHANGE THE NAME OF THE OPTION PLAN TO THE 2007 STOCK OPTION PLAN

(Item 4. on the Proxy Card)

General

In February 2007, the Board of Directors of the Company unanimously approved, subject to stockholder approval, an amendment and restatement of the Company’s 1997 Option and Incentive Plan (the “Option Plan”) to (i) increase the number of shares of Common Stock that may be issued under the Option Plan from 1,929,000 to 2,500,000, (ii) to extend the Option Plan to May 1, 2017, and (iii) to change the name of the Option Plan to the 2007 Stock Option Plan (the “Plan Amendment and Restatement”). A copy of the Option Plan, reflecting the Option Plan Amendment and Restatement, is attached hereto as Annex II. The Board of Directors recommends that the stockholders approve the Plan Amendment and Restatement.

The Option Plan was adopted in May 1997, prior to the Company’s initial public offering, by the Board of Directors and stockholders of the Company. The Option Plan was amended in May 1999 to increase the number of shares of Common Stock reserved for issuance thereunder from 800,000 to 1,300,000 shares. In March 2001, the Option Plan was amended, again, to increase the number of shares of Common Stock reserved for issuance thereunder to 1,429,000. In May of 2002, the Option Plan was amended to increase the number of shares of Common Stock reserved for issuance thereunder to 1,929,000.

Under the Option Plan, the eligible participants (the “Participants”) may be granted non-qualified stock options and incentive stock options.

The Option Plan plays an important role in the Company’s efforts to attract and retain executive officers, directors, consultants and other personnel of outstanding ability and to align the interests of these persons with those of the stockholders of the Company.

A total of 1,929,000 shares of Common Stock are authorized for grant under the Option Plan. Of this total, as of March 15, 2007, 66,002 shares of Common Stock have been issued upon the exercise of previously issued options, 1,289,890 shares of Common Stock are issuable pursuant to the exercise of options currently outstanding (excluding options that were cancelled as a result of the termination of employment of the recipients thereof or those surrendered as part of the Company’s re-grant program) and 639,110 shares of Common Stock are allocated for future stock option issuances under the Option Plan.

As of March 15, 2007, approximately 1000 employees of the Company were eligible to receive grants under the Option Plan.

Administration

The recipients and the types, amounts and terms of awards made under the Option Plan are determined by, and the Option Plan is administered by, the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has the authority to take all administrative actions with respect to the Option Plan that it deems necessary or advisable. The Compensation Committee consists of Carl Tiedemann, Chairman, Michael Dornemann and Orhan Sadik-Khan.

Purpose of Plan Amendment and Restatement

There are only a limited number of shares of Common Stock that remain available for issuance under the Option Plan. Accordingly, the Board of Directors believes that it is in the best interests of the Company to increase the number of shares of Common Stock that may be granted under the Option Plan so that the Company will be able to continue to (i) attract highly qualified individuals for positions with the Company and (ii) reward and motivate executive officers, other officers and employees, consultants and other persons who provide services to the Company with compensation in a form allowing them to participate in the growth of the Company.

The Option Plan is summarized below. This summary is qualified in its entirety by the terms of the Option Plan, a copy of which, including the proposed Plan Amendment and Restatement, is attached to this Proxy Statement as Annex II.

Summary of the Option Plan

ELIGIBILITY. Options under the Option Plan may be granted to key employees of the Company or any of its affiliates, including officers or directors, and to consultants and other individuals providing services to the Company or any of its affiliates (collectively the “Participants”). The maximum number of options that may be granted to any person under the Option Plan during any fiscal year of the Company shall not exceed 150,000 shares.

TYPES OF AWARDS. The types of awards that may be made under the Option Plan are either (i) options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) non-qualified stock options.

EXERCISABILITY. Options may, in the discretion of the Compensation Committee, be made to vest and become exercisable in specified installments. The Compensation Committee may also accelerate the exercisability of options issued under the Option Plan upon the occurrence of certain events, including a merger which results in a change of control of the Company or a sale or transfer of substantially all of the assets of the Company. Payment of the option price upon exercise may be made by certified or bank cashier’s check, or by the tender of shares of Common Stock then owned by the Participant.

EXERCISE PRICE. The exercise price of options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. The aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any one calendar year, may not exceed the limitations in Section 422(d) of the Internal Revenue Code.

TRANSFERABILITY. Options granted pursuant to the Option Plan are not transferable, except (i) by will or the laws of descent and distribution in the event of death, and (ii) that the Compensation Committee may, in its discretion, provide that options held by a Participant may be transferred to or for the benefit of a member of the Participant’s immediate family or to a tax-exempt charitable organization.

TERMINATION OF PARTICIPANT. Options may not be exercised by a Participant who has ceased to be in the employ of the Company, except that (i) if the Participant’s employment is terminated by the Company or a subsidiary, or due to disability or retirement under any retirement plan maintained by the Company or any affiliate, then the options held by that Participant which were exercisable at the time of termination may be exercised during the three month period following termination (in the event of the death of the Participant during such three month period, transferees of the Participant’s rights may exercise the options during the one year period following the date of the Participant’s death), and (ii) in the event of the death of the Participant while employed, all options held by the participant become exercisable in full and transferees of the Participant’s rights may exercise such options during the one year period following the date of the Participant’s death.

RIGHTS PRIOR TO EXERCISE. An option holder will have no rights as a stockholder with respect to any shares of Common Stock covered by options issued under the Option Plan until the option holder becomes a holder of record of such shares of Common Stock, and shall not be entitled to any dividends or distributions or other rights in respect of such shares of Common Stock for which the record date is prior to the date on which the option holder becomes the holder of record thereof.

WITHHOLDING TAXES. Under the Option Plan, the Company has the right to require that, as a condition to issuing shares of Common Stock upon the exercise of options, the Participant pay the amount requested by the Company to satisfy withholding of any foreign, federal, state or local taxes required by law.

TERMINATION AND AMENDMENT. Unless terminated earlier by the Board of Directors, the Option Plan will expire on, and no awards under the Option Plan may be made after, May of 2007. The Board of Directors has the right at any time to amend the Option Plan or options outstanding thereunder without the consent of Participants or the Company’s stockholders, provided that no such action may adversely affect the rights of a Participant under any options held by that Participant.

Certain Federal Income Tax Consequences

The following discussion outlines certain United States federal income tax consequences of participation in the Option Plan. Individual circumstances may cause these results to vary. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the Option Plan.

FEDERAL INCOME TAX TREATMENT OF INCENTIVE STOCK OPTIONS. A Participant will not recognize taxable income on the grant or the exercise of incentive stock options (although the exercise of an incentive stock option can increase a Participant’s alternative minimum tax liability because the difference between the fair market value of the shares of Common Stock acquired and the exercise price will be included in the Participant’s alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the shares of Common Stock acquired under an incentive stock option. If the disposition occurs more than two years after the grant of the incentive stock option and more than one year after the shares of Common Stock are transferred to the Participant (the “Incentive Stock Option Holding Period”), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from the disposition of the shares of Common Stock less the Participant’s tax basis in the shares of Common Stock. A Participant’s tax basis in the Common Stock generally is the amount the Participant paid upon exercise of the incentive stock option. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the shares of Common Stock.

If shares of Common Stock acquired under an incentive stock option are disposed of before the expiration of the Incentive Stock Option Holding Period (a “Disqualifying Disposition”), a Participant generally will recognize as ordinary income, in the year of the Disqualifying Disposition, an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the shares of Common Stock.

A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the fair market value of the Common Stock on the date of exercise of the incentive stock option. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the exercise price paid by the Participant.

The foregoing discussion assumes that the Participant exercises the incentive stock option while the Participant is an employee of the Company or within three months of termination of employment. The three-month period is extended (i) to one year, if the participant terminates employment as a result of a total and permanent disability and (ii) indefinitely, if the termination is caused by the Participant’s death. If the Participant exercises an incentive stock option outside of these time limits, the Participant’s tax consequences will be the same as described below for non-qualified stock options.

FEDERAL INCOME TAX TREATMENT OF NON-QUALIFIED STOCK OPTIONS. A Participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a Participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price paid by the Participant. A Participant’s tax basis in the shares of Common Stock acquired upon the exercise of a non-qualified stock option is the amount paid for the shares of Common Stock plus any amount included in income with respect to the exercise. Any gain or loss that a Participant recognizes on a subsequent disposition of shares of Common Stock acquired upon the exercise of a non-qualified stock option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the shares of Common Stock. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant’s tax basis in the shares of Common Stock.

The ordinary income a Participant is required to recognize on the exercise of a non-qualified stock option or as the result of Disqualifying Disposition will constitute wages for withholding and employment tax purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold from wages, or obtain payment from the Participant of, the amount of required withholding and employment taxes.

The foregoing discussion assumes that the Participant pays the exercise price in cash. Special rules apply to a Participant who exercises an incentive stock option or a non-qualified share option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock that the Participant already owns.

The Company will generally be entitled to claim a federal income tax deduction equal to the amount of ordinary income recognized by a Participant upon exercise of a non-qualified stock option or as the result of Disqualifying Disposition.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT OF AWARDS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

2006 GRANTS UNDER THE OPTION PLAN

The following table sets forth the number of shares of Common Stock underlying stock options granted under the Option Plan in 2006 to (i) each of the Named Executive Officers; (ii) all current executive officers as a group; (iii) each associate of any of the foregoing individuals; and (iv) all employees, including all current officers who are not executive officers, as a group (excluding options subsequently canceled). The table also states the aggregate value of these options at December 31, 2006 based on the difference between the closing price per share of the Common Stock at that date (December 29, 2006 closing price equals $0.66) and the exercise price of the corresponding options.

Name of Beneficial Owner	Exercise Price ($)	Closing Price as of December 31, 2006 ($)	Number of Options Held	Aggregate value of Options ($)
Shawkat Raslan	0.50	0.66	30,000	$4,800
Georges André	0.50	0.66	30,000	$4,800
Richard Lyew	0.50	0.66	30,000	$4,800
J. Ted Jordon	0.50	0.66	30,000	$4,800
Mark Wright	0.50	0.66	30,000	$4,800
Current Executive Officers as a group	0.50	0.66	150,000	$24,000
Current Non-Executive Directors as a group	—	—	—	—
All other employees as a group	0.50	0.66	58,000	$9,280

Benefits of the Plan Amendment and Restatement

The Company is unable to determine the dollar value or number of any stock options or other awards that will be received as a result of the Plan Amendment and Restatement by the Company’s executive officers or other officers, directors, employees or consultants who are not executive officers, because awards under the Option Plan are made by the Compensation Committee on a discretionary basis.

Recommendation of the Board of Directors

The Board of Directors recommends the stockholders vote “FOR” approval of the Plan Amendment and Restatement, to (i) increase the number of shares of common stock available for issuance under the Option Plan from 1,929,000 to 2,500,000, (ii) to extend the termination date of the Option Plan to May 1, 2017, and (iii) to change the name of the Option Plan to the 2007 Option Plan.

REPORT OF THE AUDIT COMMITTEE

The United States Securities and Exchange Commission (the “Commission”) rules require the Company to include in its proxy statement a report from the Audit Committee of the Company’s Board. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee is comprised of directors who meet the educational, experience, independence and other requirements for membership on the Audit Committee as may be determined from time to time by Nasdaq Rules, the Commission, and the federal securities laws of the United States, and it operates under a written charter adopted by the Board. Pursuant to the recommendation and approval by the Board of Directors, the Audit Committee Charter has been amended and restated as of February 2007. The amended and restated Audit Committee Charter is posted and available on the Company’s website at www.accessww.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in the attached Audit Committee Charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Daszkal Bolton, LLP (“Daskal Bolton”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the auditing standards of the Public Accounting Oversight Board (United States). The Audit Committee has ultimate authority and responsibility to select, evaluate, determine compensation for, and when appropriate, replace the Company’s independent auditor.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the independent auditor represented that its presentations included the matters required to be discussed in accordance with Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees” as amended by SAS No. 90, “Audit Committee Communications.”

The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Company’s Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Orhan Sadik-Khan, Chairman Michael Dornemann Frederick Thorne

PRE-APPROVAL POLICIES & PROCEDURES

The Audit Committee pre-approves all fees to be paid to the independent registered public accounting firm in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith. Additionally, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent auditor. For permissible non-audit services, the Audit

Committee will approve in advance all services to be provided by the independent auditors in accordance with the Commission’s rules and regulations and the federal securities laws, and will determine the amount of compensation to be paid to the independent auditors for such auditing services. The Company will routinely inform the Audit Committee as to the extent of services provided by the independent auditor in accordance with this pre-approval policy and the fees incurred for the services performed to date.

THE INDEPENDENT PUBLIC ACCOUNTANTS

On September 25, 2006, the Audit Committee of our Board of Directors dismissed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm. On September 27, 2006, we engaged DaszkalBolton, LLP (“Daszkal Bolton”) as our new independent registered public accounting firm. The report of BDO, dated April 11, 2006, on our consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified, however, such report did contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

A letter from BDO dated September 27, 2006, to the Securities and Exchange Commission regarding their dismissal is attached as Exhibit 16.1 to the Company’s Form 8-K filed on September 28, 2006.

During our fiscal years ended December 31, 2005 and 2004, and through September 25, 2006, we did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During our fiscal years ended December 31, 2005 and 2004 and through September 25, 2006, there were no “reportable events”, as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

During our fiscal years ended December 31, 2005 and 2004 and through September 25, 2006, neither us nor anyone acting on its behalf consulted with Daszkal Bolton regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES

As discussed in the section above, the Audit Committee of the Company has selected Daszkal Bolton to serve as the independent accountants for the Company for the year ended December 31, 2007. Representatives from Daszkal Bolton are expected to be available in person or by conference call at the annual meeting and will have the opportunity to make a statement if they desire, and will be available to answer appropriate questions.

The following table presents the aggregate fees billed to us by Daszkal Bolton for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2006, for fees related to the review of the Company’s third quarter financial report, and other services provided during those periods. BDO Seidman, LLP (“BDO”), the Company’s independent registered public accounting firm for fiscal year ended December 2005 is also listed below as they conducted not only the year end audit for fiscal year ended December 31, 2005, but also the first and second quarter reviews for fiscal year ended December 31, 2006, and other services provided during those periods.

	Daszkal Bolton		BDO
Services Provided	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
Audit Fees	$87,032	—	$76,924	$185,000
Audit -Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$87,032	—	$76,924	$185,000

EXECUTIVE OFFICERS

The Company’s Named Executive Officers and their ages are as follows:

Name	Age	Position
Shawkat Raslan	54	Chairman of the Board, President and Chief Executive Officer
Richard Lyew	38	Executive Vice President, Chief Financial Officer, Treasurer
Georges André	41	Executive Vice President, Chief Operating Officer
Jared (Ted) Jordan	39	Senior Vice President and Chief Information Officer
Mark Wright	42	General Counsel, Secretary

Set forth below is information regarding the business experience of each of the Company’s executive officers. Information with respect to Mr. Raslan appears under “Proposal One - Election of Directors” on page one of this Proxy Statement.

Richard Lyew is Executive Vice President and Chief Financial Officer of the Company, a position he has held since July 2004. Mr. Lyew joined the Company in May 1998 as Assistant Corporate Controller and was promoted the following year to Senior Vice President and Corporate Controller. Prior to joining the Company, Mr. Lyew spent more than six years in public accounting at PricewaterhouseCoopers LLP. He is a Certified Public Accountant licensed in the State of New York and a member of the American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants, and New York State Society of CPAs.

In September 2005, Georges André was elevated to Executive Vice President and Chief Operating Officer of the Company. Prior to his current position as COO, Mr. André served as Senior Vice President of the Company and President and Chief Executive Officer of TelAc, a division of the Company. From September 1999 until April 2001, Mr. André served as Senior Vice President of Client Services of TelAc. Mr. André was the Vice President of Operations at Iowave, Inc., a wireless broadband solutions company, from February 1999 through August 1999. Mr. André served as the Senior Vice President of Client Services and Operations for TelAc from July 1998 until January 1999 and as an Account Manager, Senior Account Manager and Vice President, Client Services, respectively, for TelAc, from February 1995 until July 1998, prior to TelAc being acquired by the Company.

Jared (Ted) Jordan is Senior Vice President of the Company and Chief Information Officer of the Company, a position he has held since January 2004. Earlier, Mr. Jordan became Senior Vice President, Information Technologies, when the Company underwent a leadership restructuring among the IT departments in April 2002 in order to integrate the various locations under a more efficient platform. Previously, Mr. Jordan was Executive Vice President, Information Technologies, for TelAc Teleservices Group (“TelAc”). Prior to joining TelAc, he was President of Jordan Computer Specialists, Inc., a software development and computer consulting company that he founded in 1992 that was purchased by Access Worldwide in 1997. Earlier in his career, Mr. Jordan was a Senior Associate at Ecosometrics, a research company specializing in urban development.

Mark Wright joined the Company as General Counsel in January of 2005. Prior to joining the Company, Mr. Wright served as General Counsel for Washington Live, Inc., a Washington, D.C. based information technology company, and Assistant General Counsel with YellowBrix, Inc., an online information service provider. Prior to YellowBrix, Inc., Mr. Wright served as Corporate Counsel to the Liberian International Ship and Corporate Registry. Mr. Wright is a licensed attorney with an MBA and JD from American University’s Washington College of Law in Washington, D.C.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for establishing executive compensation policies and overseeing executive compensation practices at Access Worldwide. At Access we believe the performance and contribution of our executive officers is critical to the overall success of Access Worldwide and to the specific divisions within the Company. To attract, retain, reward and motivate the executives necessary to accomplish our business strategy, Access Worldwide has executive compensation programs that are comparable with other companies in a similar market position with whom Access competes for highly qualified individuals. The compensation programs reward not only performance, but shareholder value creation.

Philosophy

The philosophy and objectives that form the foundation of our executive compensation program are, among other things, to attract, retain, reward and motivate our outstanding executives by offering competitive compensation packages. The philosophy is based upon the belief that success of the Company results from the coordinated efforts of all Company employees working as a team to achieve objectives of providing superior services to the Company’s clients while at the same time maximizing the Company’s value for the benefit of its stockholders. In order to maximize this goal, our executive compensation packages are designed to:

•	Be competitive in the marketplace

•	Recognize achievement of the Company’s goals and objectives, both short and long term;

•

Align the interests of our executives with those of the stockholders of the Company through equity based executive compensation, by making certain levels of cash and equity based compensation dependent upon the achievement of financial and operational objectives.

Elements of Executive Compensation

We have four primary elements of executive compensation, they are:

•	Base salary;

•	Cash based incentive compensation, which consists of bonuses tied to personal performance and the achievement of short term corporate goals and objectives

•

Equity based or stock based incentive compensation which is designed to motivate and reward the achievement of both the short term and long term business objectives of the Company, and may include common stock or stock options (the 1997 Stock Option Plan), or both; and

•	Limited perquisites

The Compensation Committee has selected these elements because each is considered useful and necessary to meet the principal objectives of our compensation policy; which is to attract, retain, reward and motivate our business executives to achieve the Company’s short term and long term business objectives, which aligns the executive officers’ short and long term interests with that of the stockholders; to build stockholder wealth.

Base salary, cash bonuses and perquisites are established with the goal of attracting executives and adequately compensating and rewarding them for the time spent, the services performed, and the skills and experience they bring to the Company on a day to day basis. These elements are directly related to the short term business objectives of the Company. Equity based or stock based incentives such as stock bonuses and stock option bonuses are aimed at providing an incentive and reward for the achievement of long term business objectives.

While the Company believes these elements of compensation, when combined, are effective, and will continue to be effective in achieving the objectives of its compensation policy, and indirectly, its corporate goals, we believe in engaging and retaining the best talent in critical functions, and this may involve negotiations with individual executives who have significant compensation packages with other employers. In order to enable the Company to hire and retain talented executives, the Compensation Committee may determine that it is in the best interests of the Company to negotiate compensation packages that may deviate from the Company’s standard practices in setting the compensation for certain of its executive’s offices when such deviation is required by competitive or other market forces.

The Company’s executive officers are eligible to participate in the Company’s 401K plan, the Company’s 1997 Stock Option Plan, and other benefits available generally to employees of the Company.

In determining executive compensation, each component of each executive officer’s compensation is considered relative to a competitive market position. The Company obtained market information from the Society of Human Resource Management for companies in the same market segment with revenues less than $50 million annually. Also factored in by the Compensation Committee are qualitative factors, such as an executive’s level of experience, level of contribution, and potential impact on company performance. Quantitative factors relating to individual and corporate performance are considered as well and are discussed below. Compensation for a specific executive is not based on any single performance factor, and specific weights to factors are not used either. Rather, a mix of factors is considered and depending on the specific position and person involved, i.e., tenure, geographic location, etc…, individual performance is evaluated against the mix.

We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our executive officers.

We have change of control arrangements with each of our executive officers, which provides for such executives to receive, among other things, certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail in the “Potential Payments Upon Termination or Change in Control” section below. The Compensation Committee has determined that such payments and benefits are necessary in order to attract and retain certain of our executive officers.

Cash Based Compensation

Named Executive Officer total cash compensation consists of base salary and bonus. The Compensation Committee determines cash compensation for the Chief Executive Officer based on several factors; information provided by the Society for Human Resource Management pertaining to market position, Company performance, and individual performance. Other Named Executive Officer’s cash compensation (as determined by the Compensation Committee with input provided by the Chief Executive Officer) is based on information obtained about market position, overall company performance, individual segment performance, and individual performance. The difference between the Chief Executive Officer and the other Named Executives is that the other Named Executives are weighted more heavily by their individual segment performance then overall Company performance.

Quantitatively, the Chief Executive Officer’s areas of measure include, among other things, overall net income, revenue growth, and cash flow. This performance is then evaluated against qualitative measures, including achievements in customer satisfaction, market share growth, and workforce development. With respect to Other Named Executive Officers, the quantitative and qualitative measures, and the weight associated with each, are dependent upon what business segment the executive works in, or position the executive holds.

While the Compensation Committee evaluates the base salary and incentive cash compensation for each executive officer on an annual basis, there is no standard practice of giving raises to our executive officers from one year to the next. During difficult business cycles compensation can and has remained constant when factoring in both base salary and bonus.

Executive Officers are eligible to earn cash bonus incentive compensation based upon the achievement of certain performance goals and objectives relating to the Company and those specific to the individual executive officer. Following the end of each performance period, the Compensation Committee determines the extent to which the performance goals and objectives were obtained. Based on this assessment, eligible participants may earn a bonus incentive award in an amount equal to a percentage of such participant’s incentive bonus compensation.

In February of 2006 the Compensation Committee met and reviewed the business objectives and cash compensation of our executive officers for 2006. The Compensation Committee, along with the entire Board of Directors, determined there were two primary business objectives for 2006, to achieve the new revenue target for the Company’s operating plan, and to improve the Company’s cash position. Over the past 18 months, the Company has made substantial investment in its off shore operations and it is very important the Company achieve a return on its investment. While the Company showed improvement from year ended 2005 to year ended 2006 with respect to overall revenue, the cash position of the Company remained tight. Under the circumstances, the Compensation Committee did not see justification for more than a modest increase in the overall cash compensation for the named executive officers as a group. Very modest cash bonuses were awarded to some of the group during 2006 as exhibited in the Summary Executive Compensation table below.

2007 Incentive Compensation

In December of 2006, the Compensation Committee approved the renewal and extension of three employment contracts for three of the Named Executive Officers, and signed another Named Executive Officer to a new employment contract. Each of the named executives were given either modest increases or kept at the same 2006 level with respect to base salaries. Also at that time, the Compensation Committee reviewed and approved the business objectives and related bonus and variable incentive compensation of our executive officers for 2007. The Compensation Committee, along with the Board of Directors, determined the primary business objectives for 2007 would be to increase overall revenues for the Company and improve the Company’s cash position. With continued growth in the Philippines and increased utilization of excess capacity domestically, stockholder investment should improve. Achieving both goals would drive overall revenue and, if managed properly, would improve the Company’s cash position. Until such time that the Company can sustain itself in a cash positive trend, the Company will not be in a position to materially increase executive compensation or award anything more than modest cash bonuses. Until that time, no substantial increases in base salary or cash bonuses will be planned.

Stock Based Compensation

The Compensation Committee believes equity awards are an essential component of executive compensation and closely aligns the interests of executive officers with the longer term interests of the shareholders. Equity awards have historically been subject to vesting provisions to encourage executive officers to remain employed with the Company and to align their interests with the long term interests of the stockholders. The Compensation has at times in the past awarded stock awards that were immediately vested in lieu of cash payments. Historically, the majority of the Company’s equity awards have been stock options. During each fiscal year, the Compensation Committee may grant our executive officers stock options or other equity awards. This is usually done during February or March to reward the previous years achievements and simultaneously with the Compensation Committees meeting to establish goals and objectives for the upcoming year. The Compensation Committee determines the equity awards made to the Chief Executive Officer in light of executive compensation for similarly situated companies, publicly available information on other companies, and the relative size of our other executive officer grants, taking into consideration relative responsibility, performance and anticipated future contribution to Company performance. The Compensation Committee receives recommendations from the Chief Executive Officer on the amount and terms of equity compensation to be awarded to other executive officers, based on individual position, responsibilities, performance, compensation surveys and other publicly available information, and the executive officer’s past and future expected contributions and potential impact on Company results. The Compensation Committee takes all of these factors into consideration and weights them accordingly when approving such awards.

The Compensation Committee also reviews prior equity awards to each executive officer, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of the executive officers. Stock options are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of the award grant. In 2006, the Compensation Committee granted 10-year stock options to the Company’s executive officers that vest over a five year period. Equity incentive grants to Named Executive Officers in 2006 are reflected in the Summary Compensation Table on page 21 and the Grants of Plan Based Awards Table on page 22.

CEO Compensation and the Role the CEO Plays in Other Executive Officer Compensation

The Compensation Committee determines the Chief Executive Officer’s total compensation based on similar competitive compensation data as that used for other executive officers at comparable companies, the Compensation Committee’s assessment of his past performance and the Compensation Committee’s expectations as to his future contributions to the Company. Given the Company’s difficult cash position, Mr. Raslan’s base salary remained at $250,000 in 2006, and will remain at $250,000 going into 2007. Also during 2006, the Compensation Committee granted Mr. Raslan an option to purchase 30,000 shares of common stock exercisable at $0.50 per share. The option vests evenly over five years.

The Compensation Committee along with the Chief Executive Officer reviews and determines the compensation levels for executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee regarding base salary. The Compensation Committee takes that information, evaluates the executive officer compensation levels based on industry surveys, and factors in significant qualitative components in evaluating the individual performance of each executive officer, including leadership, team building, motivation skills, adaptability to rapid change, and the ability to assimilate new technical knowledge to meet the demands of the Company’s clients. After a full analysis has been completed, the Compensation Committee along with the Chief Executive Officer arrive at a compensation package for a designated executive by exercising their collective judgment as to the executive officers contributions to the Company during the prior year and the expected contributions of such executive officer’s contributions in the future.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation exceeding $1.0 million to the Company’s Chief Executive Officer and each of the other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under section 162(m) will not be subject to the deduction limit. The Company intends to conform its executive compensation arrangements with such requirements.

The Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation and has determined that limitations on deductibility of compensation will most likely not occur under Section 162(m) of the Code. Tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carryforward available to the Company for tax reporting purposes. Although the Company intends to conform its executive compensation arrangements with such requirements, we believe that achieving the compensation objectives discussed previously are more important than the benefit of tax deductibility and our executive officer compensation may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

Either the Compensation Committee or the Board of Directors of the Company may grant stock options or other equity awards to our executive officers. The majority of the awards made to date have been in the form of stock options, although there were a few times in the past where common stock was awarded. None of the Named Executive Officers serve on the Compensation Committee. Executive officers are generally granted stock options when they join the Company at the executive officer level, or are promoted to executive officer, and may receive additional equity grants annually upon performance reviews, or upon promotion. Our Chief Executive Officer recommends the timing, size and terms of equity awards for executive officers other than himself. Individual grants are based on position, individual performance, expected contribution and market data for similar positions. Overall Company performance factors in as well. Our executive officers received option grants in each of the last five years.

The Compensation Committee has implemented certain general policies relating to grants of stock and other awards, which policies apply to our executive officers. Specifically, the Compensation Committee has determined that stock options shall be granted at the first Compensation Committee meeting of the new year, generally at the same time as the Company’s first full Board of Directors meeting to start the new year (usually in February), or on such other date established by the Compensation Committee. Option grants or other equity awards to executive officers may be approved at a properly constituted meeting of the Compensation Committee or the Board of Directors, or by the unanimous written consent of the Board of Directors or the Compensation Committee. The Chief Executive Officer provides the Compensation Committee with his recommendations for each executive officer prior to the meeting. The Compensation Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the time of the release of material non-public information for the purpose of affecting the value of executive compensation, including equity awards.

Perquisites and Personal Benefits

Historically, Access Worldwide has not provided a variety of perquisites and personal benefits (“Perks”). The Company has chosen to offer only a very limited number of Perks to its Named Executive Officers, which are relatively inexpensive. The only Perk presently offered to Named Executive Officers is a monthly car allowance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Carl Tiedemann, Chairman Orhan Sadik-Khan Michael Dornemann

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal years ended December 31, 2006 concerning the compensation of (1) all persons who served as either the Company’s Chief Executive Officer or Chief Financial Officer during 2006, (2) the three other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2006 and who were executive officers as of December 31, 2006 and (3) individuals who would have been among the three other most highly compensated executive officers for 2006, but were not serving as executive officers as of December 31, 2006 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Shawkat Raslan, CEO	2006	228,770	—	—	12,724	—	—	23,902	(2)	265,396
Richard Lyew, CFO	2006	184,600	5,000	—	12,724	—	—	25,122	(3)	227,446
Georges André	2006	231,528	—	—	12,724	—	—	24,284	(4)	268,536
(Jared) Ted Jordan	2006	185,000	3,000	—	12,724	—	—	15,522	(5)	216,246
Mark Wright	2006	105,769	2,000	—	12,724	—	—	12,064	(6)	132,557

(1)	This amount represents the Company’s 2006 FAS123R expense.

(2)	Includes $15,522 in supplemental insurance premiums and $8,380 for car allowance.

(3)	Includes $15,522 in supplemental insurance premiums and $9,600 for car allowance.

(4)	Includes $15,522 in supplemental insurance premiums and $8,762 for car allowance.

(5)	Includes $15,522 in supplemental insurance premiums.

(6)	Includes $12,064 in supplemental insurance premiums.

Employment Agreements

The Company entered into employment arrangements with the Named Executive Officers as described below. All of the employment arrangements provide for, among other things, (i) non-compete and non-disclosure agreements; (ii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him or her for the time set forth therein; and (iii) health insurance and other benefits.

The Company entered into a three-year employment agreement with Shawkat Raslan, effective January 1, 2007, pursuant to which Mr. Raslan serves as President and Chief Executive Officer of the Company. Mr. Raslan’s initial base salary is $250,000 per year, and he is entitled to receive merit increases in base salary as reasonably determined by the Compensation Committee of the Board of the Company, in its discretion. Mr. Raslan is eligible to receive an annual bonus based on personal performance and the achievement of Company goals and objectives. Mr. Raslan is also entitled to an automobile allowance of $800 per month. With respect to post termination payments, see the Potential Payments Upon Termination or Change in Control section and table beginning on page 23.

The Company entered into a three-year employment agreement with Richard Lyew, effective as of January 1, 2007, pursuant to which Mr. Lyew serves as Executive Vice President and Chief Financial Officer of the Company. The employment agreement provides for, among other things, Mr. Lyew to receive an initial base salary of $200,000, plus an annual discretionary incentive bonus based upon personal performance and the achievement of Company goals and objectives. Mr. Lyew is also entitled to an automobile allowance of $800 per month. With respect to post termination payments, see the Potential Payments Upon Termination or Change in Control section and table beginning on page 23.

The Company entered into a three-year employment agreement with J. Ted Jordan, effective January 1, 2007, pursuant to which Mr. Jordan serves as Chief Information Officer of the Company. The employment agreement provides for, among other things, Mr. Jordan to receive an initial base salary of $200,000, plus an annual discretionary incentive bonus based upon personal performance and the achievement of Company goals and objectives. Mr. Jordan is also entitled to an automobile allowance of $800 per month. With respect to post termination payments, see the Potential Payments Upon Termination or Change in Control section and table beginning on page 23.

The Company entered into a three-year employment agreement with Mark Wright, effective as of January 1, 2007, pursuant to which Mr. Wright serves as General Counsel to the Company. The employment agreement provides for, among other things, Mr. Wright to receive an initial base salary of $150,000, plus an annual discretionary incentive bonus based upon personal performance and the achievement of Company goals and objectives. Mr. Wright is also entitled to an automobile allowance of $500 per month. With respect to post termination payments, see the Potential Payments Upon Termination or Change in Control section and table beginning on page 23.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth the grants of stock options to the Named Executive Officers during the year ended December 31, 2006. The amounts shown as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Shawkat Raslan	2/21/06	—	—	—	—	—	—	—	30,000	0.50
Richard Lyew	2/21/06	—	—	—	—	—	—	—	30,000	0.50
Georges André	2/21/06	—	—	—	—	—	—	—	30,000	0.50
J. Ted Jordan	2/21/06	—	—	—	—	—	—	—	30,000	0.50
Mark Wright	2/21/06	—	—	—	—	—	—	—	30,000	0.50

The options listed under “All Other Option Awards: Number of Securities Underlying Options” in the Grants of Plan Based Awards table vest (i.e., become exercisable) evenly over a five year period beginning on the first anniversary date of the date granted. The Compensation Committee is authorized to accelerate exercisability of options at any time. As a result of a change in control of the Company, or a sale of all or substantially all the assets of the Company, the options become immediately vested in full. Upon termination of employment of any holder of options, the Optionee shall have ninety (90) days to exercise his or her vested options. All vested or unvested options that have not been exercised prior to the end of the 90 day period shall be forfeited back to the plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

2006

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price		Option Expiration Date
Shawkat Raslan	5,000	—	$0.25		05/01/07
	1,250	—	$0.81	(2)	02/23/09
	16,000	—	$0.81	(2)	09/23/09
	4,000	—	$0.81	(2)	2/29/10
	120,000	30,000	$0.50		04/01/12
	90,000	60,000	$0.50		01/02/13
	10,000	15,000	$0.61		02/24/14
	19,638	78,552	$0.79		03/01/15
	—	30,000	$0.50		02/21/16

Richard Lyew	500	—	$0.81	(2)	02/23/09
	2,000	—	$1.25		10/07/09
	1,500	—	$2.38		2/29/10
	12,000	8,000	$0.80		02/25/13
	2,000	8,000	$0.61		02/24/14
	4,000	16,000	$0.79		03/01/15
	—	30,000	$0.50		02/21/16

Georges André	2,000	—	$1.25		10/07/09
	1,500	—	$2.38		2/29/10
	32,000	8,000	$0.46		03/01/12
	12,000	8,000	$0.80		02/25/13
	18,000	27,000	$0.61		02/24/14
	6,000	24,000	$0.79		03/01/15
	—	30,000	$0.50		02/21/16

J. Ted Jordan	5,000	—	$0.81	(2)	10/15/07
	2,000	—	$1.25		10/07/09
	1,500	—	$0.81		2/29/10
	32,000	8,000	$0.46		03/01/12
	6,000	4,000	$0.80		02/25/13
	4,000	6,000	$0.61		02/24/14
	2,400	9,600	$0.79		03/01/15
	—	30,000	$0.50		02/21/16

Wright, Mark	1,000	4,000	$0.79		03/01/15
	—	30,000	$0.50		02/21/16

(1)	Options become exercisable evenly over five years beginning on the first anniversary of the grant date.

(2)	Options re-priced pursuant to the 2001 re-pricing plan. The re-priced options were re-issued with a three year vesting period.

There were no options exercised by Named Executive Officers during fiscal year ended December 31, 2006. There are no outstanding stock awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into certain agreements that will require the Company to provide compensation to the Named Executive Officers of the Company in the event of termination of employment or a change in control of the Company. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below or described in the narrative following each table. The amounts assume that such termination or change in control was effective on January 1, 2007.

Name	Benefit	Voluntary Termination	Voluntary Termination - Good Reason - Within 30 days of Change of Control	Involuntary - Not for Cause - Termination	For Cause Termination	Death
Shawkat Raslan	Severance Pay	—	250,000	187,506	—	100,000
Richard Lyew	Severance Pay	—	200,000	150,003	—	100,000
Georges Andre	Severance Pay	—	250,000	187,506	—	100,000
J. Ted Jordan	Severance Pay	—	200,000	150,003	—	100,000
Mark Wright	Severance Pay	—	150,000	112,500	—	100,000

With respect to disability, each Named Executive Officer receives short and long term disability benefits. Short term disability pays 60% of an employee’s salary up to $1,000 a week for a total of eleven weeks. Long term disability pays 60% of an employee’s salary up to $10,000 a month until retirement.

A “Change in Control” is considered to occur upon the effective date of any merger, consolidation, or reorganization which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than an majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets; or (2) on the date of closing of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then outstanding voting securities of the Company.

With respect to bonuses, at the date of termination for any reason other than termination for Due Cause by the Company, each Named Executive shall receive an amount equal to the bonus awarded and approved for the current year, but not yet paid, pro-rated through the date of such termination. If no such bonus has been awarded and approved for the current year, but such bonus had been awarded, approved, and paid for the immediately preceding year, then the Named Executive shall receive an amount equal to the immediately preceding year’s bonus, reduced by pro-ration through the date of termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the year ended December 31, 2004, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements, except that through inadvertence, each of Georges André, Shawkat Raslan, Orhan Sadik-Khan, Frederick Thorne, Carl Tiedemann and Charles Henri-Weil filed a Form 5 after the filing deadline.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During the first quarter of 2005, the Company entered into a Consulting Agreement with a member of our board of directors, Alfonso Yuchengco, III, to provide consulting services with regard to all matters and activities we are performing in the Philippines. The Consulting Agreement provides for, among other things (i) a term through February 29, 2008 with an option to renew on a month-by-month basis thereafter, (ii) the payment of US $5,000 a month for the remainder of the term, (iii) a designated percent commission on all Qualifying Sales as defined in the Consulting Agreement throughout the remainder of the term, and (iv) a one-time issuance of a stock option to purchase 50,000 shares of the Company’s common stock, at an exercise price of $0.79 per share (the closing market price at the date of grant), with a term of ten years, and a five year vesting schedule.

OTHER MATTERS

The Board does not know of any other matters which may be brought forth at the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

SOLICITATION OF PROXY

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 30, 2007 in conjunction with mailing our 2006 Annual Report to Stockholders. The Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Standard Time, on May 23, 2007, and any adjournment or postponement. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. The Company has not engaged any outside solicitor to assist in the solicitation of proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders, presently scheduled for May 21, 2008, or wishes to nominate a director candidate for the Board, must submit such proposal or nomination in writing to the Corporate Secretary of Access Worldwide Communications, Inc., 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431. The proposal or nomination should comply with the time period and information requirements set forth in the by-laws relating to shareholder business or shareholder nominations, respectively. Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2008 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Corporate Secretary at the above address must receive shareholder proposals no later than January 21, 2008.

STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

Any stockholder who wishes to communicate with the Board, a committee of the Board, the non-management directors as a group or any member of the Board, may send correspondence to the Corporate Secretary of Access Worldwide Communications, Inc., 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431. The Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to the entire Board, or if and when designated in the communication, to a committee of the Board, the non-management directors as a group or an individual member. The independent members of the Board have approved this process.

DELIVERY OF DOCUMENTS TO

SECURITY HOLDERS SHARING AN ADDRESS

If instructed by shareholders, only one proxy statement is being delivered to multiple security holders sharing an address. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to Access Worldwide Communications, Inc., Attn: Investor Relations, 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431 or by calling the Company at 703-292-5210 and requesting a copy of the proxy statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements and annual reports. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is being provided to each stockholder simultaneously with delivery of this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing Access Worldwide Communications, Inc., Attn: Investor Relations, 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431 or by calling the Company at 703-292-5210.

ANNEX I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACCESS WORLDWIDE COMMUNICATIONS, INC.

ACCESS WORLDWIDE COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of this corporation is ACCESS WORLDWIDE COMMUNICATIONS, INC. ACCESS WORLDWIDE COMMUNICATIONS, INC. was originally incorporated under the name of TELEPHONE ACCESS, INC., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 11, 1983.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation. The Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of Access Worldwide Communications, Inc. and approved by the stockholders at the regularly scheduled annual meeting of the stockholders of said corporation.

3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

FIRST: The name of the Corporation is Access Worldwide Communications, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, which address is located in the County of New Castle, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporations Law of the State of Delaware.

FOURTH: The total number of shares of capital stock, which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”), and 100,000,000 shares of common stock, $.01 par value per share (the “Common Stock”). The powers, designations, preferences and relatives, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock and Common Stock shall be as follows:

I. Common Stock

1. The Corporation hereby constitutes one class of Common Stock as follows:

(a) An aggregate of 100,000,000 shares of Common Stock are hereby constituted as a class designated as “Common Stock.”

(b) With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, every holder of Common stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of this corporation.

(c) Except as otherwise provided herein, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

(d) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation as may be amended from time to time, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of this corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of this corporation legally available.

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(e) Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Certificate of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

(d) Preferred Stock

1. (a) Shares of Preferred Stock may be issued by the Corporation from time to time as shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for the issuance of shares of each particular series, before issuance, the Board of Directors of the Corporation is expressly authorized to fix:

(i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, the relationship which such dividends shall bear to dividends payable on any other series;

(iii) whether or not the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

(iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

(v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

(vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

(vii) whether or not the shares of such series shall have voting rights in addition to voting rights provided by law and in paragraph 5 below and, if so, the nature and extent thereof; and

(viii) the consideration to be received by the Corporation for the shares of such series.

(b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

(c) In case the stated dividends and the amounts if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in accordance with the sums which would be payable on said shares if all dividends were declared an paid in full, and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution of all sums payable were discharged in full.

(d) Upon the issuance of any series of Preferred Stock, a certificate setting forth the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President, and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware or at such other place or places as the Board of Directors shall designate.

2. The holders of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 above with respect to such series, before any dividends, other than dividends payable in shares of Common Stock to all holders of Common Stock, shall be declared and paid upon or set apart from the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any Junior Stock (as hereinafter defined), payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty (50) days following the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date; not exceeding fifty (50) days preceding the dividend payment date, fixed for such purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

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3. If so provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 above with respect to any series of the Preferred Stock, the Corporation may redeem the whole or any part of such series, at such time or times and from time to time at such redemption price or prices as may be provided by the Board of Directors in such certificate and otherwise upon the terms and conditions fixed by the Board of Directors in such certificate for any such redemptions.

4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any series of Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation, or of any Junior Stock, the amount, if any for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 of this subsection II above. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

6. For purposes of this Article FOURTH, the term “Junior Stock,” shall mean the Common Stock and any other class of Stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to all dividends or preference on dissolution, liquidation, or winding up of the Corporation.

7. Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof.

8. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock on a pro rata basis.

9. Unless the Board of Directors shall provide in any certificate made pursuant to subparagraph (d) of paragraph 1 of this Subsection II above with respect to a series of the Preferred Stock that the holders of shares of such series shall have voting rights for the election of directors and for all other purposes, the holders of the Common Stock shall possess full voting power for the election of directors and for all other purposes, each holder of Common Stock entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.

(e) Series 1998 Preferred Stock

Preferred Stock, Series 1998 is the outstanding Preferred Stock designated by the Corporation. The designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such class, and the qualifications, limitations or restrictions thereof are as follows:

(1) Designation and Amount.

An aggregate of 40,000 shares of Preferred Stock, $0.01 par value, of the Corporation, are hereby constituted as a class designated as “Preferred Stock, Series 1998.” Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of such class to a number less than the number of shares of such class then outstanding plus the number of shares of such class reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of such class.

(2) Dividends.

Holders of shares of Preferred Stock, Series 1998 will be entitled to received per share cash dividends and non-cash distributions equal to the product of (x) 8.33 and (y) any per share dividends and distributions paid on shares of the Common Stock, payable on the same dates as dividends or distributions are paid on the Common Stock. Each dividend or distribution will be payable to holders of record of the Preferred Stock, Series 1998 on a date selected by the Board of Directors which is the same date as the record date for the payment of the related dividend or distribution on the Common Stock. Any dividend paid or distribution made with regard to shares of Preferred Stock, Series 1998 will be paid or made on an equal per share basis with regard to each outstanding share of Preferred Stock, Series 1998.

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(3) Liquidation, Dissolution or Winding Up.

The amount payable on the Preferred Stock, Series 1998 in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $100 per share plus an amount equal to all dividends per share theretofore declared but unpaid. The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

(4) Redemption.

(a) Any then outstanding shares of Preferred Stock, Series 1998 shall be redeemed by the Corporation upon (x) the closing of the sale to the public by the Corporation of shares of its capital stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (other than a Registration Statement on Form S-8 or S-14 or other similar form and other than the initial public offering of the Corporation’s Common Stock pursuant to the Corporation Registration statement on Form S-1, Registration No. 333-38845), (y) a Change of Control (as defined herein) or (z) the achievement by the Corporation of after tax net income (without taking into account any extraordinary items and as conclusively shown on the “Corporation’s financial statements) aggregating not less than $10 million over any four consecutive calendar quarters. The price at which such stock shall be redeemed shall be $100 per share plus an amount equal to all dividends per share theretofore declared but unpaid. Such redemption shall be effected in the manner and with the effect as provided in paragraph (b) hereof.

(b) Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable shall be mailed, postage prepaid, at least 30 days, but not more than 60 days, prior to said redemption date to the holders of record of the Preferred Stock, Series 1998 at their respective addresses as the same shall appear on the books of this Corporation. If such notice of redemption shall have been mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefore), then, on and after said redemption date, notwithstanding that any certificate for shares of the Preferred Stock, Series 1998 so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Preferred Stock, Series 1998 so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest. However, if such notice of redemption shall have been so mailed, and if prior to the date of redemption specified in such notice said funds shall be deposited in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefore), with a bank or trust company named in such notice doing business in the Borough of Manhattan in the City of New York and having Capital, surplus and undivided profits of at least $50,000,000, thereupon and without awaiting the redemption date, all shares of Preferred Stock, Series 1998 with respect to which such notice shall have been mailed and such deposit shall have been so made shall be deemed to be no longer outstanding, and all rights with respect to such shares of Preferred Stock, Series 1998 shall forthwith, upon such deposit in trust, cease and terminate, except only the right of the holders thereof on or after the redemption thereof, but without interest. In case the holders of shares of Preferred Stock, Series 1998 which shall have been redeemed shall not within three years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the Corporation for payment of the redemption price thereof, but without interest.

(c) For purposes hereof, “Change of Control” means (i) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (the “1934 Act”)) of 50% or more of the outstanding shares of securities the holders of which are generally entitled to vote for the election of directors of the Corporation (including securities convertible into, or exchangeable for, such securities or rights to acquire such securities or securities convertible into, or exchangeable for such securities, “Voting Stock”), on a fully diluted basis, by a Person or group of Persons (within the meaning of Section 13 or 14 of the 1934 Act); (ii) any merger, consolidation, combination or similar transaction of the Corporation, with or into any other Person, whether or not the Corporation is the surviving entity in any such transaction, if, immediately after such transaction, the stockholders of the Corporation immediately prior to such transaction shall in the aggregate hold less than 50% of the outstanding equity interests in the entity surviving such merger, consolidation, combination or similar transaction; (iii) any sale, lease, assignment, transfer or other disposition of the beneficial ownership in all or substantially all of the property, business or assets of the Corporation; (iv) a Person, other than the current stockholders of the Corporation, obtains, directly or indirectly, the power to direct or cause the direction of the management or policies of the Corporation, whether through the ownership of capital stock, by contract or otherwise, or (v) any liquidation, dissolution or winding up of the Corporation.

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“Junior Stock” shall mean the Common Stock of the Corporation, any other stock over which the Preferred Stock, Series 1998 has a preference as to payment of dividends or as to distribution of assets and any securities of whatever form which are convertible into or exchangeable for Junior Stock.

(5) Amendment.

The consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, Series 1998, given in person or by proxy, either in writing or at a special meeting called for that purpose, shall be necessary to effect or validate any one or more of the following:

(a) the authorization of, or any increase in the authorized amount of, any additional class of stock of the Corporation ranking prior to or on a parity with the Preferred Stock, Series 1998; or

(b) the amendment, change or alteration of the Certificate of Incorporation of the Corporation so as to affect adversely the rights or preferences of the Preferred Stock, Series 1998 or the holders thereof.

(6) Limitations.

The shares of Preferred Stock, Series 1998 shall not have any voting powers except as set forth herein or as otherwise required by law and, except as set forth herein, designations, preferences or relative, participating, operating or other special rights, qualification, limitations or restrictions.

(7) Priority.

The Preferred Stock, Series 1998 shall be pari passu with the Common Stock of the Corporation with respect to the payment of dividends, (on the basis set forth herein) and shall be senior to the Junior Stock of the Corporation in all other respects including, but not limited to, redemption, liquidation, dissolution, winding up or any other preferences or rights.

FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the Corporation’s By-Laws.

SIXTH: To the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or any comparable successor law; as the same may be amended and supplemented from time to time, the Corporation (i) may indemnify all persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation while a director, officer, employee or agent of the Corporation, and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

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NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under § 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

*                    *                     *

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IN WITNESS WHEREOF, the Corporation caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Shawkat Raslan, its President, Chairman and Chief Executive Officer, and attested by Mark Wright, its Secretary, this          day of                     , 2007.

ACCESS WORLDWIDE COMMUNICATIONS, INC.

Signature:
Shawkat Raslan
Chairman, President and Chief Executive Officer

ATTEST:

Signature:
Mark Wright
Secretary

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ANNEX II

ACCESS WORLDWIDE COMMUNICATIONS, INC.

2007 STOCK OPTION PLAN

1. Purposes of Plan. The purposes of this stock option plan, which shall be known as the Access Worldwide Communications, Inc. 2007 Stock Option Plan, and is hereinafter referred to as the “Plan”, are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to Access Worldwide Communications, Inc. (the “Company”) and its subsidiary or parent corporations (within the respective meanings of Sections 424(f) and 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”), and referred to herein as “Subsidiary” and “Parent”, respectively, and such Parent and each Subsidiary are referred to herein individually as an “Affiliate” and collectively as “Affiliates”) by encouraging their ownership of the common stock, $.01 par value, of the Company (the “Stock”) and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company’s success and future growth depends and in attracting other such employees, directors, consultants and individuals.

2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee appointed by the Compensation Committee, as hereinafter provided (the committee or subcommittee administering the Plan is hereinafter referred to as the “Committee”). For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

The Committee shall consist of not fewer than two members of the Board of Directors. Unless otherwise determined by the Board of Directors, all members of the Board of Directors who serve on the Committee shall be “Non- Employee Directors” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and “outside directors” as defined in Treasury Regulation (S) 1.162-27(e)(3). The Compensation Committee shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

3. Stock Available for Options. There shall be available for options under the Plan a total of 2,500,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. A maximum of 2,500,000 of the options authorized for issuance may be issued as incentive stock options. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 150,000 shares.

4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Affiliate, including officers or directors of the Company or any Affiliate, and to consultants and other individuals providing services to the Company or any Affiliate (each such grantee, an “Optionee”). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual’s present and potential contributions to the success of the Company and its Affiliates. Service as an employee, director, officer or consultant of or to the Company or any Affiliate shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of this Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an “employee” (as such term is used in Section 422 of the Code) of the Company or any Affiliate.

5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

(a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall not be less than the Market Value (as defined in Section 5(c) hereof) per share of Stock on the date of grant of the option. The date of the grant authorization of an option shall be the date specified by the Committee in its grant of the option.

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(b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

(c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier’s check payable to the order of the Company in the full amount of the purchase price thereof. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him.

(d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Affiliate, except in the following circumstances:

(i) If the Optionee’s employment is terminated by action of the Company or an Affiliate, or by reason of disability or retirement under any retirement plan maintained by the Company or any Affiliate, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee’s employment so terminates;

(ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death; and

(iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee’s rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee’s death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate his employment at any time.

(e) Limitation on Transferability of Options. Except as provided in this Section 5(e), during the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him and no option shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that during the lifetime of an Optionee, options held by such Optionee may be transferred to or for the benefit of a member of his immediate family or to a charitable organization exempt from income tax under Section 501(c)(3) of the Code. For purposes hereof, the term “immediate family” of an Optionee shall mean such Optionee’s spouse and children (both natural and adoptive), and the direct lineal descendants of his children.

(f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both. In the case of a merger, consolidation or other transaction pursuant to which the Company is not the surviving corporation or pursuant to which the holders of outstanding Stock shall receive in exchange for their shares, shares of capital stock of the surviving corporation or another corporation, the Committee may require an Optionee to exchange options granted under the Plan for options issued by the surviving corporation or such other corporation.

(g) Acceleration of Exercisability of Options upon Occurrence of Certain Events. The Committee may, in its discretion, provide in the case of any option granted under the Plan that, in connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, such option shall become exercisable in full or part, notwithstanding any other provision of the

Annex II - 2

Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b) and 5(d).

(h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute “incentive stock options” within the meaning of Section 422 of the Code; provided, however, that (a) the aggregate Market Value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code; (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than 110% of the Market Value per share on the date of grant and (c) Section 5(d)(ii) hereof shall not apply to any incentive stock option. For purposes of the Plan, the Market Value per share of Stock shall be the closing price on the date of reference, or if the date of reference is a day on which the or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on such date, or the last sale price reported on the NASDAQ SmallCap market on such date, or the average of the closing high bid and low asked prices in the over-the-counter market on such date, whichever is applicable, or if there are no such prices reported on NASDAQ or in the over-the-counter market on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after May 1, 2017; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or any outstanding options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

8. Stockholder Approval of Plan. The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by a method and in a degree that would be treated as adequate under the applicable law of the Company’s state of incorporation, and no option granted hereunder shall be exercisable prior to such approval.

9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary, transferee or person entitled to act under Sections 5(d) or 5(e) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

10. Issuance of Certificates; Legends. The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon the exercise of an option granted hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

Annex II - 3

11. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

Annex II - 4

Proxy - Annual Meeting of Stockholders – May 23, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint Richard Lyew and Mark Wright, or either of them, with full power of substitution, the undersigned’s proxies, to appear and vote at the Annual Meeting of Stockholders to be held on May 23, 2007, at 11:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

(Continued and to be Completed on Reverse Side.)

ACCESS WORLDWIDE COMMUNICATIONS, INC.

Annual Meeting of Stockholders

May 23, 2007

Please mark, date and return the

proxy card promptly using the enclosed envelope.

☒	Please mark your votes as in this example.

WITHHOLD AUTHORITY

to vote for FOR nominees listed

1. Election of Directors ☐	☐ Nominees:	Michael Dornemann
Shawkat Raslan
Orhan Sadik-Khan
Frederick Thorne
Carl Tiedemann
Charles Henri Weil
Alfonso S. Yuchengco, III

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

Name(s)

The Board of Directors recommends a vote “FOR” each Item below.

2.	Ratification of appointment of Daszkal Bolton, LLP as independent accountants for the fiscal year ending December 31, 2007.

For ☐             Against ☐            Abstain ☐

3.	Approval to amend and restate the Amended and Restated Certificate of Incorporation of the Company to effectuate an increase in the authorized shares of common stock of the Company from 40,000,000 shares to 100,000,000 shares.

For ☐             Against ☐            Abstain ☐

4.	Approval to amend and restate the Company’s Amended and Restated 1997 Stock Option Plan (the “Option Plan”) to (i) increase the number of shares of common stock available for grant thereunder from 1,929,000 to 2,500,000, (ii) to extend the Plan to May 1, 2017, and (iii) to change the name of the Option Plan to the 2007 Stock Option Plan.

For ☐             Against ☐            Abstain ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED AND AT THE DISCRETION OF THE PERSON NAMED IN THIS PROXY AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here	(L.S.)

Dated

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both partners must sign. Fiduciaries and corporate and other representatives should so indicate when signing, and when more than one is named, a majority should sign.